Exhibit 10.2

BANK OF AMERICA, N.A.	LEHMAN BROTHERS COMMERCIAL BANK
BANC OF AMERICA BRIDGE LLC	LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC	LEHMAN COMMERCIAL PAPER INC.
9 WEST 57TH STREET	745 SEVENTH AVENUE
NEW YORK, NY 10019	NEW YORK, NY 10019

November 5, 2007

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

Project Pearl Letter Agreement

Ladies and Gentlemen:

     Reference is made to the Commitment Letter, dated March 4, 2007 (together with the Summaries of Terms attached thereto, the “Commitment Letter”), among Bank of America, N.A. (“Bank of America”), Banc of America Bridge LLC (“Banc of America Bridge”), Banc of America Securities LLC (“BAS”), Lehman Brothers Commercial Bank (“LBCB”), Lehman Brothers Inc. (“Lehman”) and Lehman Commercial Paper Inc. (“LCPI” and, together with Bank of America, Banc of America Bridge, BAS, LBCB and Lehman, each a “Commitment Party” and, collectively, the “Commitment Parties”) and The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Borrower” or “you”). Defined terms used herein are used as defined in the Commitment Letter. The parties to this Letter Agreement hereby agree that the provisions of the Commitment Letter shall only be waived by the Commitment Parties to the extent expressly stated herein and the Commitment Letter shall otherwise remain in full force and effect in accordance with the terms and conditions therein until March 4, 2008 or such earlier time provided therein, and the only conditions precedent to the extension of the Bridge Loans under the Bridge Facility on the Closing Date are those set forth in Annex III to the Commitment Letter, except to the extent waived herein.

     The Commitment Parties agree that notwithstanding anything stated in the Commitment Letter, (1) the Commitment Parties hereby waive the conditions precedent to the extension of the Bridge Loans under the Bridge Facility that (a) Borrower provide the Commitment Parties and potential investors with a completed offering memorandum for the offering and sale of Senior Secured Notes not later than 20 days prior to the Closing Date and (b) senior management of the Companies (including the Target) make themselves available prior to the Closing Date for roadshows and other meetings with potential investors for the Senior Secured Notes to market the Senior Secured Notes prior to the Closing Date, and (2) the Commitment Parties hereby waive the requirement that at the Closing Date Borrower and its subsidiaries own, directly or indirectly, any Metro Shares.

     The Commitment Parties’ waivers in the preceding paragraph are expressly conditioned on:

     (i) (a) the continued effectiveness of the letter agreement, dated November 5, 2007, among Borrower, A&P Luxembourg S. à r. l. and TD Securities Inc., until all of the Metro Shares have been sold, and there being no amendments, modifications or waivers of such agreement without the express written consent of the Commitment Parties, (b) the consummation of the sale of all of the Metro Shares directly or indirectly held by Borrower or any of its subsidiaries and the receipt by Borrower of the proceeds of such sale by no later than November 30, 2007, and (c) Borrower depositing the net cash proceeds of any such sale of Metro Shares into a blocked account at Bank of America, holding such funds in such account through the Closing Date, and using all of such funds as part of the consideration for the transactions under the Acquisition Agreement;

     (ii) the Closing Date occurring by the later of (a) December 4, 2007 and (b) the third business day after the date that the Federal Trade Commission (“FTC”) accepts an agreement containing a consent order allowing the consummation of the Acquisition and issues a press release publicly announcing such consent order, or, if earlier, the date that the FTC notifies Borrower in writing that it intends not to challenge the Acquisition, provided, however that in no event shall the Closing Date be later than December 31, 2007;

     (iii) on or prior to the Closing Date, Borrower having completed and made available to the Bridge Lead Arrangers copies of (a) a preliminary offering memorandum for the offering and sale of the Senior Secured Notes containing such disclosures of the type that would be required in a registered public offering on Form S-1 under the Securities Act (with such exceptions as are mutually agreed) and as otherwise customary for Rule 144A offerings of securities similar to the Senior Secured Notes, and (b) a preliminary prospectus for the offering and sale of convertible debt securities (together with a preliminary prospectus for the offering and sale of common stock to be loaned pursuant to a share lending agreement) containing such disclosures required in a registered public offering on Form S-3 under the Securities Act and as otherwise customary for public offerings of convertible debt securities; and

     (iv) (a) Borrower consulting with the Commitment Parties and Target on the appropriate public disclosure by Borrower and/or Target regarding the terms of the financing for the Acquisition and the plans for the repayment or retirement of the debt incurred in connection with the Acquisition, including, without limitation, the sale of Metro Shares and Borrower’s plans to potentially issue convertible debt securities to refinance the Bridge Loans and (b) Borrower having made such public disclosure in a Form 8-K filed with the U.S. Securities & Exchange Commission (the “SEC”) on the date hereof or the business day following the date hereof.

The waivers in the preceding paragraph shall no longer be effective if any of the conditions in this paragraph are not satisfied. If such conditions are satisfied and the Bridge Loans are funded, the collateral documents relating thereto evidencing security interests in owned or leased real property shall be delivered to the Bridge Lead Arrangers but shall not be required to be filed at such time and any taxes, title insurance and endorsements and filing fees relating thereto shall not be required to be paid at such time; provided, however, that if any Bridge Loans are outstanding on January 2, 2008, such filings shall be made (or directed to be made) by the Borrower on such date, and all taxes, title insurance and endorsements and filing fees required in connection therewith shall be paid (or directed to be paid) by the Borrower on such date.

     Notwithstanding the foregoing, if all of the Metro Shares have been sold by November 30, 2007 in accordance with condition (i) of the second preceding paragraph and the proceeds of such sale are used as part of the consideration for the Acquisition so that the amounts funded under the Bridge Facility are reduced dollar-for-dollar by the amount of such proceeds, we shall waive the requirement in the Commitment Letter that Borrower own any Metro Shares as of the Closing Date so long as Borrower has satisfied conditions (iii) and (iv) of the second preceding paragraph.

     In consideration for the foregoing, the Borrower agrees that notwithstanding anything stated in the Commitment Letter, whether or not any or all of Borrower’s or its subsidiaries’ Metro Shares are sold, the total amount of Bridge Loans which the Commitment Parties shall be obligated to fund on the Closing Date (subject to the conditions set forth in the Commitment Letter) shall be equal to (i) $780.0 million, less (ii) the aggregate amount of net proceeds, if any, received by Borrower and its subsidiaries from the sale of any or all Metro Shares between the date hereof and the Closing Date (after giving effect to the underwriting spread) (the “Metro Proceeds”), less (iii) if the Metro Proceeds are less than $430.0 million (such difference, the “Metro Shortfall”), an amount equal to the Metro Shortfall that Borrower hereby agrees to borrow under the ABL Facility on the Closing Date, provided that (1) in no case shall Borrower be required to borrow any amount under the ABL Facility if such borrowing would result in Excess Availability (as defined in the ABL Facility) of less than $200.0 million on the Closing Date, and (2) the amounts drawn under the ABL Facility on the Closing Date shall not exceed (x) $200.0 million in the aggregate, less (y) the net proceeds from any stores required to be divested in connection with the Acquisition in an amount not to exceed $25.0 million in the aggregate, and any portion of the Metro Shortfall that Borrower will not borrow under the ABL Facility solely due to this proviso will not be subtracted from the total amount of Bridge Loans which the Commitment Parties are obligated to fund on the Closing Date.

     This letter agreement and the contents hereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained in connection with the Transaction, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this letter agreement (a) on a confidential basis to the board of directors and advisors of the Target in connection with their consideration of the Transaction, (b) in filings with the SEC and other applicable regulatory authorities and stock exchanges and (c) after prompt written notice to the Lead Arrangers of any legally required disclosure, as otherwise required by law or in response to a valid court order by a court or other governmental body.

     This letter agreement may be executed in counterparts which, taken together, shall constitute one original. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart thereof.

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Each of you and each of the Commitment Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this letter agreement, the Transaction and the other transactions contemplated hereby or the actions of each of the Commitment Parties in the negotiation, performance, administration or enforcement hereof. Each of you and the Commitment Parties hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this letter agreement, the Transaction and the other transactions contemplated hereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding, to the fullest extent permitted under applicable law, may be heard and determined in any such court. Each of you and the Commitment Parties waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     This letter agreement (together with the Commitment Letter) embodies the entire agreement and understanding among each of the Commitment Parties, you and your affiliates with respect to the matters covered herein and supersedes all prior agreements and understandings related to the subject matter hereof. Those matters that are not covered or made clear herein are subject to mutual agreement of the parties.

     Nothing herein, express or implied, is intended to or shall confer upon any other third party any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this letter agreement.

     All amounts payable by you under this letter agreement will be made in U.S. dollars and, in any case, shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or provincial taxing authority, or will be grossed up by you for such amounts.

     All respective agreements of the Commitment Parties under this Letter Agreement with respect to the Bridge Facility will expire at 5:00 p.m. (New York City time) on November 5, 2007, unless you execute this Letter Agreement as provided below to accept such agreements and return it to us prior to that time.

     BY SIGNING THIS LETTER AGREEMENT, EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT (A) BANK OF AMERICA IS OFFERING TO PROVIDE THE ABL FACILITY SEPARATE AND APART FROM BANC OF AMERICA BRIDGE’S AND LBCB’S OFFER TO PROVIDE THE BRIDGE FACILITY, (B) BANC OF AMERICA BRIDGE AND LBCB ARE OFFERING TO PROVIDE THE BRIDGE FACILITY SEPARATE AND APART FROM BANK OF AMERICA’S OFFER TO PROVIDE THE ABL FACILITY AND (C) BAS’ AND LEHMAN’S ENGAGEMENT WITH RESPECT TO AN OFFERING OF SENIOR SECURED NOTES OR SECURITIES PURSUANT TO THE ENGAGEMENT LETTER IS SEPARATE AND APART FROM (1) BANK OF AMERICA’S OFFER TO PROVIDE THE ABL FACILITY AND (2) BANC OF AMERICA BRIDGE’S AND LBCB’S OFFER TO PROVIDE THE BRIDGE FACILITY. YOU MAY, AT YOUR OPTION, ELECT TO ACCEPT THIS LETTER AGREEMENT WITH RESPECT TO ANY OR ALL OF THE FOREGOING.

     We are pleased to have the opportunity to work with you in connection with this important financing.

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Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Stephan Jaegar
	Name:	Stephan Jaeger
	Title:	Managing Director

BANC OF AMERICA BRIDGE LLC

By:	/s/ Stephan Jaegar
	Name:	Stephan Jaeger
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Stephan Jaegar
	Name:	Stephan Jaeger
	Title:	Managing Director

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Brian McNany
	Name:	Brian McNany
	Title:	Authorized Signatory

LEHMAN BROTHERS INC.

By:	/s/ Laurie Perper
	Name:	Laurie Perper
	Title:	Senior Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Laurie Perper
	Name:	Laurie Perper
	Title:	Senior Vice President

The provisions of this Letter Agreement with
respect to the ABL Facility are Accepted and
Agreed to as of November 5, 2007:

THE GREAT ATLANTIC & PACIFIC TEA
COMPANY, INC.

By:	/s/ William J. Moss
	Name:	William J. Moss
	Title:	Vice President and Treasurer

The provisions of this Letter Agreement with
respect to the Bridge Facility are Accepted and
Agreed to as of November 5, 2007:

THE GREAT ATLANTIC & PACIFIC TEA
COMPANY, INC.

By:	/s/ William J. Moss
	Name:	William J. Moss
	Title:	Vice President and Treasurer